EXHIBIT 99.1

MKS Instruments Reports Second Quarter 2024 Financial Results

•
Quarterly revenue of $887 million, at the high end of guidance
•
Quarterly GAAP net income of $23 million and net income per share of $0.33
•
Quarterly Adjusted EBITDA of $228 million and Non-GAAP net earnings per diluted share of $1.53, exceeding the high-end of guidance

Andover, MA, August 7, 2024 -- MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of enabling technologies that transform our world, today reported second quarter 2024 financial results.

“Our continued execution, especially in our Semiconductor and Electronics & Packaging markets, drove strong financial results in the second quarter. Revenues of $887 million were at the high end of our guidance while Adjusted EBITDA exceeded the upper end of that same guidance,” said John T.C. Lee, President and Chief Executive Officer. “As a critical enabler of chipmaking, package substrates and printed circuit boards, we have been able to leverage our broad and differentiated product portfolio and commitment to prudent cost control to generate healthy profits, even in a muted semiconductor and advanced electronics environment.”

Mr. Lee added, “The team continues to deliver robust gross margins as we closely manage the cost structure through the current cycle. In addition, we have taken proactive measures to improve our debt profile, including our convertible notes offering in May as well as another repricing and voluntary term loan prepayment of $110 million in July. These actions set the stage for improved operating and earnings leverage when demand conditions recover.”

Third Quarter 2024 Outlook

For the third quarter of 2024, the Company expects revenue of $870 million, plus or minus $40 million, Adjusted EBITDA of $206 million, plus or minus $23 million, and Non-GAAP net earnings per diluted share of $1.43, plus or minus $0.28.

Conference Call Details

A conference call with management will be held on Thursday, August 8, 2024 at 8:30 a.m. (Eastern Time). To participate in the call by phone, participants should visit the Investor Relations section of MKS’ website at investor.mks.com and click on Events & Presentations, where you will be able to register online and receive dial-in details. We encourage participants to register and dial in to the conference call at least 15 minutes before the start of the call to ensure a timely connection. A live and archived webcast and related presentation materials will be available on the Investor Relations section of the MKS website.

About MKS Instruments

MKS Instruments enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world's leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. Additional information can be found at www.mks.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported results under U.S. generally accepted accounting principles (“GAAP”), and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP net earnings per diluted share and Adjusted EBITDA to their most directly comparable GAAP financial measures because we are unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, acquisition and integration costs, amortization of intangible assets, restructuring expense, goodwill and intangible asset impairments, excess and obsolescence inventory charges, amortization of debt issuance costs, debt refinancing fee, loss on extinguishment of debt, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, the integration of our acquisition of Atotech Limited (“Atotech”), which we acquired in August 2022 (the “Atotech Acquisition”), and the interest rate and refinancing environment, and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, including a change in the fourth quarter of 2023 to the definition of Adjusted EBITDA, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	Q2 2024	Q1 2024	Q2 2023	Q2 2024	Q2 2023
Net Revenues
Semiconductor	$369	$351	$441	$720	$750
Electronics and Packaging	229	208	225	437	447
Specialty Industrial	289	309	337	598	600
Total net revenues	$887	$868	$1,003	$1,755	$1,797
GAAP Financial Measures
Gross margin	47.3%	47.8%	46.9%	47.5%	44.8%
Operating margin	14.4%	12.2%	(169.1%)	13.3%	(94.3%)
Net income (loss)	$23	$15	$(1,769)	$37	$(1,812)
Diluted income (loss) per share	$0.33	$0.22	$(26.47)	$0.55	$(27.14)
Non-GAAP Financial Measures
Gross margin	47.3%	47.8%	46.9%	47.5%	44.8%
Operating margin	21.7%	20.2%	22.6%	21.0%	17.9%
Net earnings	$103	$79	$88	$183	$120
Diluted earnings per share	$1.53	$1.18	$1.32	$2.71	$1.80

Additional Financial Information

At June 30, 2024, the Company had $851 million in cash, cash equivalents and short-term investments, $3.6 billion of secured term loan principal outstanding, $1.4 billion of convertible senior notes outstanding and up to $675 million of additional borrowing capacity under a revolving credit facility, subject to certain leverage ratio requirements. During the second quarter of 2024, the Company paid a cash dividend of $15 million or $0.22 per diluted share and made a voluntary prepayment of $50 million on its USD term loan B. In May 2024, the Company completed a private offering of $1.4 billion aggregate principal amount of 1.25% convertible senior notes due 2030. In connection with the offering, the Company entered into capped call transactions, which are expected to reduce the potential dilution to the Company’s common stockholders upon conversion of any notes, subject to a cap. The Company used substantially all of the net proceeds of the offering to pay the cost of the capped call transactions and repay approximately $1.2 billion in borrowings outstanding under its USD term loan B.

In July 2024, the Company completed the repricing of its USD term loan B and its EUR term loan B and made a voluntary prepayment of $110 million, consisting of $69 million to its USD term loan B and €38 million to its EUR term loan B.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS,” the “Company,” “our,” or “we”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements that we make are the level and terms of our substantial indebtedness; our entry into the chemicals technology business through the Atotech Acquisition, which may expose us to significant additional liabilities; the risk that we are unable to integrate the Atotech Acquisition successfully or realize the anticipated synergies, cost savings and other benefits of the Atotech Acquisition; legal, reputational, financial and contractual risks resulting from the ransomware incident we identified in February 2023, and other risks related to cybersecurity, data privacy and intellectual property; competition from larger, more advanced or more established companies in our markets; the ability to successfully grow our business, including through growth of the Atotech business and growth of the Electro Scientific Industries, Inc. business, which we acquired in February 2019, and financial risks associated with those and potential future acquisitions, including goodwill and intangible asset impairments; manufacturing and sourcing risks, including those associated with limited and sole source suppliers and the impact and duration of supply chain disruptions, component shortages, and price increases; changes in global demand; the impact of a pandemic or other widespread health crisis; risks associated with doing business internationally, including geopolitical conflicts, such as the conflict in the Middle East, trade compliance, regulatory restrictions on our products, components or markets, particularly the semiconductor market, and unfavorable currency exchange and tax rate fluctuations, which risks become more significant as we grow our business internationally and in China specifically; conditions affecting the markets in which we operate, including fluctuations in capital spending in the semiconductor, electronics manufacturing and automotive industries, and fluctuations in sales to our major customers; disruptions or delays from third-party service providers upon which our operations may rely; the ability to anticipate and meet customer demand; the challenges, risks and costs involved with integrating or transitioning global operations of the companies we have acquired; risks associated with the attraction and retention of key personnel; potential fluctuations in quarterly results; dependence on new product development; rapid technological and market change; acquisition strategy; volatility of stock price; risks associated with chemical manufacturing and environmental regulation compliance; risks related to defective products; financial and legal risk management; and the other important factors described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent Quarterly Reports on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, even if subsequent events cause our views to change, after the date of this press release. Amounts reported in this press release are preliminary and subject to finalization prior to the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

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Company Contact:

Paretosh Misra

Vice President, Investor Relations

Telephone: (978) 284-4705

Email: paretosh.misra@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Net revenues:
Products	$770	$754	$885	$1,524	$1,597
Services	117	114	118	231	200
Total net revenues	887	868	1,003	1,755	1,797
Cost of revenues:
Products	412	398	470	810	878
Services	56	55	63	111	113
Total cost of revenues (exclusive of amortization shown separately below)	468	453	533	921	991
Gross profit	419	415	470	834	806
Research and development	66	70	75	136	147
Selling, general and administrative	161	170	172	331	348
Acquisition and integration costs	2	1	5	3	11
Restructuring and other	2	3	11	5	12
Fees and expenses related to amendments to the Term Loan Facility	—	3	—	3	—
Amortization of intangible assets	61	62	76	123	157
Goodwill and intangible asset impairments	—	—	1,827	—	1,827
Income (loss) from operations	127	106	(1,696)	233	(1,696)
Interest income	(5)	(6)	(4)	(11)	(7)
Interest expense	79	87	88	166	173
Loss on extinguishment of debt	38	9	—	47	—
Other (income) expense, net	(7)	(3)	11	(10)	9
Income (loss) before income taxes	22	19	(1,791)	41	(1,871)
(Benefit) provision for income taxes	(1)	4	(22)	4	(59)
Net income (loss)	$23	$15	$(1,769)	$37	$(1,812)
Net income (loss) per share:
Basic	$0.34	$0.22	$(26.47)	$0.56	$(27.14)
Diluted	$0.33	$0.22	$(26.47)	$0.55	$(27.14)
Cash dividend per common share	$0.22	$0.22	$0.22	$0.44	$0.44
Weighted average shares outstanding:
Basic	67.3	67.0	66.8	67.2	66.8
Diluted	67.5	67.4	66.8	67.5	66.8

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheets

(In millions)

	June 30,	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$850	$875
Short-term investments	1	—
Accounts receivable, net	597	603
Inventories	938	991
Other current assets	262	227
Total current assets	2,648	2,696
Property, plant and equipment, net	759	784
Right-of-use assets, net	229	225
Goodwill	2,495	2,554
Intangible assets, net	2,418	2,619
Other assets	314	240
Total assets	$8,863	$9,118

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$50	$93
Accounts payable	291	327
Other current liabilities	399	428
Total current liabilities	740	848
Long-term debt, net	4,832	4,696
Non-current deferred taxes	588	640
Non-current accrued compensation	144	151
Non-current lease liabilities	202	205
Other liabilities	124	106
Total liabilities	6,630	6,646
Stockholders' equity
Common stock	—	—
Additional paid-in capital	2,042	2,195
Retained earnings	381	373
Accumulated other comprehensive (loss) income	(190)	(96)
Total stockholders' equity	2,233	2,472
Total liabilities and stockholders' equity	$8,863	$9,118

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$23	$15	$(1,769)	$37	$(1,812)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	86	88	101	175	208
Goodwill and intangible asset impairments	—	—	1,827	—	1,827
Unrealized (gain) loss on derivatives not designated as hedging instruments	(3)	3	6	—	20
Amortization of debt issuance costs and original issue discounts	8	8	7	16	15
Loss on extinguishment of debt	38	9	—	47	—
Stock-based compensation	11	15	13	26	31
Provision for excess and obsolete inventory	14	11	12	25	30
Deferred income taxes	(59)	(36)	(109)	(95)	(120)
Other	2	2	1	4	1
Changes in operating assets and liabilities	2	(48)	(148)	(46)	(222)
Net cash provided by (used in) operating activities	122	67	(59)	189	(22)
Cash flows from investing activities:
Proceeds from sale of long-lived assets	—	—	—	1	1
Purchases of property, plant and equipment	(26)	(18)	(18)	(45)	(35)
Net cash used in investing activities	(26)	(18)	(18)	(44)	(34)
Cash flows from financing activities:
Proceeds from borrowings	1,400	761	—	2,161	1
Payments of borrowings	(1,269)	(806)	(22)	(2,075)	(45)
Purchase of capped calls related to Convertible Notes	(167)	—	—	(167)	—
Payments of deferred financing fees	(31)	(2)	—	(33)	—
Dividend payments	(15)	(15)	(15)	(30)	(29)
Net (payments) proceeds related to employee stock awards	(2)	(9)	1	(11)	(5)
Other financing activities	(3)	(1)	1	(4)	—
Net cash used in financing activities	(87)	(72)	(35)	(159)	(78)
Effect of exchange rate changes on cash and cash equivalents	(4)	(7)	(11)	(11)	(18)
Increase (decrease) in cash and cash equivalents	5	(30)	(123)	(25)	(152)
Cash and cash equivalents at beginning of period	845	875	880	875	909
Cash and cash equivalents at end of period	$850	$845	$757	$850	$757

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Net income (loss)	$23	$15	$(1,769)	$37	$(1,812)
Acquisition and integration costs (Note 1)	2	1	5	3	11
Restructuring and other (Note 2)	2	3	11	5	12
Amortization of intangible assets	61	62	76	123	157
Goodwill and intangible asset impairments (Note 3)	—	—	1,827	—	1,827
Amortization of debt issuance costs (Note 4)	5	6	5	11	11
Fees and expenses related to amendments to the Term Loan Facility (Note 5)	—	3	—	3	—
Ransomware incident (Note 6)	—	—	4	—	11
Loss on extinguishment of debt (Note 7)	38	9	—	47	—
Foreign tax rate adjustment (Note 8)	—	—	—	—	(2)
Tax effect of Non-GAAP adjustments (Note 9)	(28)	(20)	(71)	(46)	(95)
Non-GAAP net earnings	$103	$79	$88	$183	$120
Non-GAAP net earnings per diluted share	$1.53	$1.18	$1.32	$2.71	$1.80
Weighted average diluted shares outstanding	67.5	67.4	67.0	67.5	66.9

Net cash provided by (used in) operating activities	$122	$67	$(59)	$189	$(22)
Purchases of property, plant and equipment	(26)	(18)	(18)	(45)	(35)
Free cash flow	$96	$49	$(77)	$144	$(57)

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
GAAP and Non-GAAP gross profit	$419	$415	$470	$834	$806
GAAP and Non-GAAP gross margin	47.3%	47.8%	46.9%	47.5%	44.8%
Operating expenses	$292	$309	$2,166	$601	$2,502
Acquisition and integration costs (Note 1)	2	1	5	3	11
Restructuring and other (Note 2)	2	3	11	5	12
Amortization of intangible assets	61	62	76	123	157
Goodwill and intangible asset impairments (Note 3)	—	—	1,827	—	1,827
Fees and expenses related to amendments to the Term Loan Facility (Note 5)	—	3	—	3	—
Ransomware incident (Note 6)	—	—	4	—	11
Non-GAAP operating expenses	$227	$240	$243	$467	$484
Income (loss) from operations	$127	$106	$(1,696)	$233	$(1,696)
Operating margin	14.4%	12.2%	(169.1%)	13.3%	(94.3%)
Acquisition and integration costs (Note 1)	2	1	5	3	11
Restructuring and other (Note 2)	2	3	11	5	12
Amortization of intangible assets	61	62	76	123	157
Goodwill and intangible asset impairments (Note 3)	—	—	1,827	—	1,827
Fees and expenses related to amendments to the Term Loan Facility (Note 5)	—	3	—	3	—
Ransomware incident (Note 6)	—	—	4	—	11
Non-GAAP income from operations	$192	$175	$227	$367	$322
Non-GAAP operating margin	21.7%	20.2%	22.6%	21.0%	17.9%
Interest expense, net	$74	$81	$84	$155	$166
Amortization of debt issuance costs (Note 4)	5	6	5	11	11
Non-GAAP interest expense, net	$69	$75	$79	$144	$155
Net income (loss)	$23	$15	$(1,769)	$37	$(1,812)
Interest expense, net	74	81	84	155	166
Other (income) expense, net (Note 10)	(7)	(3)	11	(10)	9
(Benefit) provision for income taxes	(1)	4	(22)	4	(59)
Depreciation	25	26	25	52	51
Amortization of intangible assets	61	62	76	123	157
Stock-based compensation	11	15	13	26	31
Acquisition and integration costs (Note 1)	2	1	5	3	11
Restructuring and other (Note 2)	2	3	11	5	12
Goodwill and intangible asset impairments (Note 3)	—	—	1,827	—	1,827
Fees and expenses related to amendments to the Term Loan Facility (Note 5)	—	3	—	3	—
Ransomware incident (Note 6)	—	—	4	—	11
Loss on extinguishment of debt (Note 7)	38	9	—	47	—
Adjusted EBITDA (Note 10)	$228	$217	$265	$445	$404
Adjusted EBITDA margin	25.7%	25.0%	26.4%	25.4%	22.5%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended June 30, 2024			Three Months Ended March 31, 2024
	Income Before Income Taxes	(Benefit) Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
GAAP	$22	$(1)	(3.6%)	$19	$4	23.1%
Acquisition and integration costs (Note 1)	2	—		1	—
Restructuring and other (Note 2)	2	—		3	—
Amortization of intangible assets	61	—		62	—
Amortization of debt issuance costs (Note 4)	5	—		6	—
Fees and expenses related to amendments to the Term Loan Facility (Note 5)	—	—		3	—
Loss on extinguishment of debt (Note 7)	38	—		9	—
Tax effect of Non-GAAP adjustments (Note 9)	—	28		—	20
Non-GAAP	$130	$27	20.5%	$103	$24	23.3%

	Three Months Ended June 30, 2023
	(Loss) Income Before Income Taxes	(Benefit) Provision for Income Taxes	Effective Tax Rate
GAAP	$(1,791)	$(22)	1.2%
Acquisition and integration costs (Note 1)	5	—
Restructuring and other (Note 2)	11	—
Amortization of intangible assets	76	—
Goodwill and intangible asset impairments (Note 3)	1,827	—
Amortization of debt issuance costs (Note 4)	5	—
Ransomware incident (Note 6)	4	—
Tax effect of Non-GAAP adjustments (Note 9)	—	71
Non-GAAP	$137	$49	35.5%

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	(Loss) Income Before Income Taxes	(Benefit) Provision for Income Taxes	Effective Tax Rate
GAAP	$41	$4	8.9%	$(1,871)	$(59)	3.2%
Acquisition and integration costs (Note 1)	3	—		11	—
Restructuring and other (Note 2)	5	—		12	—
Amortization of intangible assets	123	—		157	—
Goodwill and intangible asset impairments (Note 3)	—	—		1,827	—
Amortization of debt issuance costs (Note 4)	11	—		11	—
Fees and expenses related to amendments to the Term Loan Facility (Note 5)	3	—		—	—
Ransomware incident (Note 6)	—	—		11	—
Loss on extinguishment of debt (Note 7)	47	—		—	—
Foreign tax rate adjustment (Note 8)	—	—		—	2
Tax effect of Non-GAAP adjustments (Note 9)	—	46		—	95
Non-GAAP	$233	$50	21.7%	$158	$38	24.2%

MKS Instruments, Inc.
Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

Note 1: Acquisition and integration costs related to the Atotech Acquisition.

Note 2: Restructuring and other costs primarily related to severance costs due to global cost-saving initiatives.

Note 3: During the three months ended June 30, 2023, we noted softer industry demand, particularly in the personal computer and smartphone markets and concluded there was a triggering event at our Materials Solutions Division, which represents the former Atotech business, and Equipment Solutions Business, which represents the former Electro Scientific Industries business and is a reporting unit of our Photonics Solutions Division. We performed a quantitative assessment which resulted in an impairment of $1.3 billion for our Materials Solutions Division and $0.5 billion for our Equipment Solutions Business.

Note 4: We recorded additional interest expense related to the amortization of debt issuance costs associated with our term loan facility.

Note 5: In the first quarter of 2024, we recorded fees and expenses related to an amendment to our term loan facility where we borrowed additional amounts under our USD term loan B and EUR term loan B and fully paid our term loan A.

Note 6: We recorded costs, net of recoveries, associated with the ransomware incident we identified on February 3, 2023. These costs were primarily comprised of various third-party consulting services, including forensic experts, restoration experts, legal counsel, and other information technology and accounting professional expenses, enhancements to our cybersecurity measures, and costs to restore our systems and access our data.

Note 7: During the three and six months ended June 30, 2024, we recorded a charge to write-off deferred financing fees and original issue discount costs related to extinguishment of debt on our USD term loan B and EUR term loan B. Additionally, during the three months ended March 31, 2024 and the six months ended June 30, 2024, we recorded a charge to write-off deferred financing fees related to the extinguishment of our term loan A.

Note 8: During the six months ended June 30, 2023, we recorded a reduction in benefit for income taxes for a retrospective approval of an income tax rate reduction from a foreign jurisdiction.

Note 9: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.

Note 10: In the fourth quarter of 2023, we modified our definition of Adjusted EBITDA to exclude other (income) expense, net from this Non-GAAP measure. Other (income) expense, net primarily relates to changes in foreign exchange rates. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA to all periods presented.